Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of September 1, 2004, is entered into by and between Wynn Resorts, Limited, a corporation organized under the laws of Nevada (the “Company”), and SKKG Limited, an Isle of Man corporation (“SKKG”).

Wynn Resorts International, Ltd, a subsidiary of the Company and an Isle of Man corporation (“WRIL”), Wong Chi Seng, an individual (“WCS”), and SKKG are parties to an Exchange Agreement, dated as of September 1, 2004 (the “Exchange Agreement”), pursuant to which the Company has agreed, among other things, to transfer shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to SKKG on the terms of and subject to the conditions of that agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Agreement” means this Registration Rights Agreement, dated as of September 1, 2004, by and between the Company and SKKG.

“Closing” means the closing of the issuance of Common Stock to SKKG contemplated by the Exchange Agreement.

“Commission” means the United States of America Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Company” means Wynn Resorts, Limited, a corporation organized under the laws of Nevada.

“Deferral Period” means any period of time that sales of Registrable Shares are suspended pursuant to Section 3.4(b).

“Effectiveness Period” means the period of time from the Effective Time until the earlier of one year after the Closing or such time as all the Registrable Shares have been sold or transferred by SKKG.

“Effective Time” means the date the Shelf Registration Statement is declared effective.

“Exchange Act” means the United States of America Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of September 1, 2004, by and among WRIL, WCS and SKKG, pursuant to which the Company has agreed, among other things, to issue shares of Common Stock to SKKG.

“Governmental Entities” means (a) a court, arbitral tribunal, administrative agency or commission, (b) a nation, state, county, city, town, village, district or other jurisdiction of any nature, (c) a federal, state, local, municipal, foreign or other government, and (d) any other governmental or other regulatory authority or agency.

“Person” means a corporation, an association, a partnership, an organization, business, an individual, or a Governmental Entity.

“Proceeding” has the meaning ascribed to that term in Section 3.3(a).

“Prospectus” means the prospectus related to the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Shares” means the shares of Common Stock to be issued to SKKG pursuant to the Exchange Agreement.

“Registration Expenses” means all costs, fees and expenses incident to the Company’s performance of or compliance with Section 3.1, including all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the fees and disbursements of counsel for the Company and of its independent public accountant.

“Related Proceeding” has the meaning ascribed to that term in Section 4(c).

“Securities Act” means the United States of America Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” has the meaning ascribed to that term in Section 3.1(a).

“Shelf Registration Statement” has the meaning ascribed to that term in Section 3.1(a).

“SKKG” means SKKG Limited, an Isle of Man corporation.

“SKKG Indemnified Party” has the meaning ascribed to that term in Section 3.3(a).

“WCS” means Wong Chi Seng, an individual.

“WRIL” means Wynn Resorts International, Ltd., an Isle of Man corporation.

2. Representations and Warranties.

2.1 Representations and Warranties of the Company. The Company has all requisite power and authority, corporate or otherwise, to enter into this Agreement and consummate the transactions contemplated by this Agreement. This Agreement (a) has been duly executed by the Company, (b) has been delivered to SKKG by the Company, (c) has been effectively authorized by all necessary action, corporate or otherwise, of the Company, and (d) constitutes a legal, valid and binding obligation of the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

2.2 Representations and Warranties of SKKG. SKKG has all requisite power and authority, corporate or otherwise, to enter into this Agreement and consummate the transactions contemplated by this Agreement. This Agreement (a) has been duly executed by SKKG, (b) has been delivered to the Company by SKKG, and (c) constitutes a legal, valid and binding obligation of SKKG in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3. Registration Provisions.

3.1 Shelf Registration.

(a) Provided that SKKG has completed, executed and returned to the Company the prospective selling security holder questionnaire previously delivered to it (such completed, executed and returned questionnaire, the “Selling Stockholder Questionnaire”), the Company shall within three business days after the date of this Agreement file a “shelf” registration statement on Form S-3, substantially in the form attached hereto as Annex A (the “Shelf Registration Statement”), with respect to the offering of the Registrable Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and the Company shall use its best efforts to have the Shelf Registration Statement declared effective as promptly as practicable thereafter, which effectiveness shall be a condition to the Closing. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, subject to the provisions of Section 3.4 hereof, during the Effectiveness Period. At the Effective Time, SKKG shall be named as a selling shareholder in the Shelf Registration Statement and Prospectus in such a manner as to permit SKKG to deliver such Prospectus to purchasers of Registrable Shares in accordance with applicable law under ordinary circumstances, subject to compliance with blue sky laws. The “Plan of Distribution” section of the Shelf Registration Statement and Prospectus shall state that the Registrable Shares may be sold by SKKG following the Effective Time in any legal manner selected by SKKG.

(b) The Company shall bear all Registration Expenses incurred in connection with the Shelf Registration Statement initiated pursuant to this Section 3.1. It is understood and agreed that the Company may also register for public offering and sale pursuant to the Shelf Registration Statement, initially or by amendment, shares other than Registrable Shares.

3.2 Registration Procedures.

(a) In connection with the Shelf Registration Statement, the Company shall, as promptly as practicable, subject to the provisions of Section 3.4 hereof:

(i) supplement or amend, if necessary, the Shelf Registration Statement, as required by registration Form S-3 or by the instructions applicable to such registration form or by the Securities Act and the Company shall furnish to SKKG copies of any such supplement or amendment prior to its being used and/or filed with the Commission;

(ii) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective as required under Section 3.1 and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Shelf Registration Statement until the expiration of the Effectiveness Period;

(iii) furnish to SKKG as many copies as SKKG may reasonably request of the Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits filed with the Shelf Registration Statement) and the Prospectus contained in the Shelf Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act;

(iv) use commercially reasonable efforts (A) to register or qualify all Registrable Shares and other shares covered by the Shelf Registration Statement under such other securities or “blue sky” laws of such states of the United States of America where an exemption is not available and as SKKG shall reasonably request, (B) to keep such registration or qualification in effect during the Effectiveness Period, (C) to obtain the withdrawal of any order or other determination suspending such registration or qualification during the Effectiveness Period and (D) to take any other action which may be reasonably necessary or advisable to enable SKKG to consummate the disposition in such jurisdictions of the shares to be sold by SKKG, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.2(a)(iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) use commercially reasonable efforts to cause all Registrable Shares covered by the Shelf Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary to enable SKKG to consummate the disposition of such Registrable Shares within the United States of America;

(vi) give notice to SKKG (A) when the Shelf Registration Statement or any prospectus supplement relating thereto or any post-effective amendment to the

Shelf Registration Statement has been filed with the Commission, (B) of any request, following the Effective Time, by the Commission or any other federal or state Governmental Entity for amendments or supplements to the Shelf Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission or any other federal or state Governmental Entity of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat in writing of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threat in writing of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any of the events described in Section 3.4(a) (provided, however, that no notice by the Company shall be required pursuant to this Section 3.2(a)(vi)(E) in the event that the Company either promptly files a prospectus supplement or amendment to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such event that results in the Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the Commission;

(vii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

(viii) cooperate with SKKG to facilitate the timely preparation and delivery of certificates representing Registrable Shares sold pursuant to the Shelf Registration Statement, and provide the transfer agent for the Registrable Shares with certificates for the Registrable Shares that are in a form eligible for deposit with The Depository Trust Company.

(b) The Company may (i) require SKKG to furnish the Company such information regarding SKKG and the distribution of Registrable Shares as the Company may from time to time reasonably request in writing and (ii) require SKKG to agree to comply with the Securities Act, the Exchange Act and all applicable state securities laws and to use commercially reasonable efforts to comply with all applicable regulations in connection with the registration and distribution of the Registrable Shares.

(c) SKKG agrees by acquisition of Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(a), SKKG shall forthwith discontinue SKKG’s disposition of Registrable Shares pursuant to the Shelf Registration Statement until SKKG receives copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(i) or Section 3.2(a)(ii) and, if so directed by the Company, will promptly deliver to the Company (at the Company’s expense) all copies, other than permanent file copies of the Prospectus in SKKG’s possession at the time of receipt of such notice.

3.3 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any shares of the Company under the Securities Act pursuant to Section 3.1, the Company will, and hereby does agree to, indemnify and hold harmless SKKG and each of its employees, consultants, agents, attorneys, accountants and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons (each a “SKKG Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such SKKG Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses, being referred to herein as a “Proceeding”), arising out of or based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such SKKG Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with any Proceeding, provided that the Company shall not be liable in any such case to the extent that any such Proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in the Selling Stockholder Questionnaire or through an instrument duly executed by a SKKG Indemnified Party specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any SKKG Indemnified Party and shall survive the transfer of the registered shares by SKKG.

(b) Indemnification by SKKG. SKKG will, and hereby does agree to, indemnify and hold harmless the Company and each of its employees, directors, officers, consultants, agents, attorneys, accountants and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons (each a “Company Indemnified Party”) against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Company Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses, being referred to herein as a “Proceeding”), arising out of or based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and SKKG will reimburse each such Company Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with any Proceeding, provided that SKKG shall only be liable in any such case to the extent that any such Proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in the Selling Stockholder Questionnaire or through an instrument duly executed by a SKKG Indemnified Party specifically stating that it is for use in the preparation thereof.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Party and shall survive the transfer of the registered shares by SKKG.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3.3(a) or Section 3.3(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.3(a) or Section 3.3(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d) Other Indemnification. Indemnification similar to that specified in Section 3.3(a) and Section 3.3(b) (with appropriate modifications) shall be given by the Company and SKKG with respect to any required registration or other qualification of Registrable Shares under any Federal or State law or regulation of any Governmental Entity, other than the Securities Act.

(e) Indemnifying Payments. The indemnification required by this Section 3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the expense, loss, damage or liability is incurred.

(f) Non-exclusive remedy. The obligations of any indemnifying party to indemnify any indemnified party under this Section 3.3 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

(g) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 3.3 from the applicable indemnifying party is applicable in accordance with its terms, but for any reason is held to be unavailable to an indemnified party in respect of any claim, demand, action, liability, damages, loss, cost or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claim, demand, action, liability, damages, loss, cost or expense in such proportion as appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such claim, demand, action, liability, damages, loss, cost or expense, as well as any other relevant equitable considerations. The relative faults of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions of Section 3.3(a) or Section 3.3(b), and in no event shall the obligation of any indemnifying party to contribute under this Section 3.3(g) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 3.3(a) or Section 3.3(b) had been available under the circumstances.

The parties agree that it would not be just and equitable if a contribution pursuant to this Section 3.3(g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person. The amount paid or payable by an indemnified party as a result of such claim, demand, action, liability, damages, loss, cost or expense referred to in the immediately preceding paragraph will be deemed to include, subject to the limitations set forth in the preceding sentence and Section 3.3(c), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

3.4 Suspension of Sales.

(a) The Company shall promptly notify SKKG (i) upon discovery that, or upon the happening of any event as a result of which, the Prospectus or the Shelf Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any event specified in Section 3.4(b), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or (iii) of any request by the Commission for (A) amendments to the Shelf Registration Statement or any document incorporated or deemed to be incorporated by reference in the Shelf Registration Statement, (B) supplements to the Prospectus or (C) additional information. Immediately following any such event (I) upon the request of the Company, SKKG shall suspend the use of the Prospectus and shall not sell any Registrable Shares until SKKG has received copies of the supplemented or amended Prospectus or until it is advised by the Company that the Prospectus may be used, and (II) the Company shall use commercially reasonable efforts to, as promptly as practicable or in the case of a suspension of sales pursuant to Section 3.4(b), by the end of the Deferral Period, prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the Prospectus or any document that would be incorporated by reference into the Shelf Registration Statement and Prospectus so that the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and thereafter deliver to SKKG a reasonable number of copies of the supplement or amendment of such prospectus complying with the foregoing, and, in the case of a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable.

(b) Notwithstanding anything to the contrary contained herein, the Company will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in the Shelf Registration Statement pursuant to Section 3.2(a)(i) or Section 3.2(a)(ii), make any other filing with the Commission, cause any registration statement or other filing with the Commission to become effective, or take any similar action, and any and all sales of Registrable Shares by SKKG pursuant to an effective registration statement shall be suspended, if such filing or similar action would require the disclosure of material non-public information which, in the good-faith judgment of the Company, the Company has a bona fide business purpose for preserving as confidential; provided that the Company may not delay any such actions or suspend any such sales pursuant to this Section 3.4(b) in any instance for more than an aggregate of 60 days. Upon the occurrence of any condition described in the first sentence of this Section 3.4(b), the Company shall give prompt notice thereof to SKKG.

4. Miscellaneous.

(a) The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b) This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, assigns and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons, and no other Person will have any right or obligation hereunder. SKKG may not assign this Agreement. No Person acquiring Registrable Shares from SKKG will thereby obtain any of the rights contained in this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in this Section 4(b) and except for the SKKG Indemnified Parties and the Company Indemnified Parties, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(c) This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the internal laws and not the laws pertaining to choice or conflicts of laws, of the State of Nevada of the United States of America. Each of the Parties

hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located within the City of Las Vegas or County of Clark, State of Nevada, and any court hearing appeal therefrom, over all suits, actions, or legal proceedings arising out of, based upon, or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they now have or hereafter may have to any Related Proceeding in such courts, whether on the grounds of venue, residence, or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum. Prior to Closing, SKKG shall irrevocably appoint an agent in the Isle of Man whose ordinary course of business includes the acceptance of service of process, for service in connection with any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(d) Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice, which has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

(e) SKKG and the Company stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by either party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. The exercise of any remedy by SKKG or the Company shall not be deemed an election of remedies or preclude SKKG or the Company, respectively, from exercising any other remedies in the future.

(f) This Agreement may be amended, modified or supplemented only by a written instrument signed by SKKG and the Company.

(g) All notices, demands and other communications required or permitted under this Agreement shall be given or made in accordance with the Exchange Agreement.

(h) Each of the parties will cooperate with the other and use its reasonable best efforts to prepare all necessary documentation, to effect all necessary filings with any regulatory, administrative or other governmental body, and to obtain each approval, consent, order, authorization, designation or declaration necessary in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

(i) For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) all section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (ii) all references to Sections are to Sections of this Agreement; and (iii) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(j) If the Closing does not occur on or prior to November 28, 2004, this Agreement shall be null and void ab initio.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Registration Rights Agreement, as of the date first written above.

WYNN RESORTS, LIMITED

By:	/s/ Stephen A. Wynn
Name:	Stephen A. Wynn
Title:	Chief Executive Officer

SKKG LIMITED

By:	/s/ Wong Chi Seng
Name:	Wong Chi Seng
Title:	Director